Exhibit 99.1

AUDIT COMMITTEE CHARTER

Status and Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the Board”) of Nuo Therapeutics, Inc. (the “Company”).

The Committee shall represent and assist the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent registered public accounting firm.

The Committee shall discharge its responsibilities and shall assess the information provided by the Company’s management and the independent auditors, in accordance with its business judgment. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditors) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any non-audit services provided by the independent auditors to the Company.

The Committee’s primary duties and responsibilities are to:

●	review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

●	review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company; and

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review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;

●	review the independent auditors’ qualifications and independence; and

●	prepare a report of the Committee for inclusion in the proxy statement for the Company's annual meeting of shareholders.

The Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated below.

Committee Membership

The Committee shall consist of no fewer than two members. To the extent required, the members of the Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, the members of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market or such exchange on which the securities of the Company are listed or which corporate governance and listing requirements the Board determines to apply in such determinations. All members of the Committee shall be financially literate and at least one member of the Committee shall qualify as a “financial expert”, as the term is defined by the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board.

Meetings

The Committee shall meet in person or telephonically as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary.

Committee Authority and Responsibilities

The Committee shall have the sole authority on behalf of the Company to directly appoint, retain, evaluate and, where appropriate, terminate and replace the independent auditors (subject, if applicable, to shareholder ratification) as well as approve all audit engagement fees and terms. The independent auditors shall report directly to the Committee and shall be accountable to the Committee and the Board. The Committee shall resolve any disagreements between the Company’s management and the independent auditors.

The Committee shall pre-approve, pursuant to policies and procedures deemed by the Committee to be desirable and appropriate, audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors. The Committee may, when appropriate, form and delegate authority to subcommittees consisting of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report, to any advisors employed by the Committee and ordinary administrative expenses of the Committee.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

The Committee, to the extent it deems necessary or appropriate, shall carry out its responsibilities as follows:

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Review with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including: (a) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; (b) disclosures relating to internal controls over financial reporting; (c) the items required by applicable generally accepted auditing standards relating to the conduct of the audit of annual financial statements or review of interim financial statements; and (d) the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K or 10-Q filed with the Securities and Exchange Commission.

●	Recommend to the Board of Directors, based on the review described above, whether the financial statements should be included in the annual report on Form 10-K.

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As and when appropriate, receive and review: (a) a report by the independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(b) other required reports from the independent auditors.

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As and when appropriate (a) consider the independence of the independent auditors, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence; and (b) obtain and review a report from the independent auditors describing all relationships between the firm or its affiliates and the Company or individuals in a financial reporting oversight role at the Company, that may reasonably be thought to bear on the firm’s independence, and discuss with the firm the potential effects of any disclosed relationships on the independence.

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Review with the independent auditors and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditors or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

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Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

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Review with management and the independent auditors the integrity of the Company's financial reporting processes (both internal and external), the Company's internal accounting and financial controls and the Company's disclosure controls. Also, discuss the adequacy of the Company's procedures and controls for compliance with laws and regulations.

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Discuss with management the Company’s earnings press releases, including the use of " pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

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Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Company, as well as the effect of any off-balance sheet structures and transactions on the Company's financial statements. Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10- K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

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Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and relevant majorlegislative and regulatory developments that could materially impact the Company's contingent liabilities and risks.

●	Review independence of the auditors by:

i.

receiving from, and discussing with independent auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Company consistent with PCAOB standards;

ii.

reviewing, and discussing with the Board, if necessary, and the independent auditors, on a periodic basis, any disclosed relationships or services between the independent auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

iii.	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors' independence.

The Committee shall present its conclusions with respect to the independent auditors to the Board.

●	Meet with the independent auditors, in person or telephonically, prior to the audit to discuss the planning, scope, and staffing of the audit.

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Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements or disclosures in public filings. Also, discuss with counsel the adequacy of the Company's legal and regulatory compliance systems.

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Inquire of management that the Company is in conformity with applicable legal requirements. Inquire as to existence of any insider and affiliated party transactions and evaluate purpose of same. Advise the Board with respect to findings.

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Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

●	Review policies and procedures on executive expense accounts and perquisites, including the use of Company assets, and consider the results of any work in these areas by the independent auditors.

●	Discuss with the independent auditors the results of their work, if any, on the Company's system of compliance with its code of conduct.